EXHIBIT 12.1

                               HFS INCORPORATED
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (DOLLARS IN THOUSANDS)

                                                                          YEARS
                                                                          ENDED
                                                                         DECEMBER
                                         SIX MONTHS ENDED JUNE 30,         31,
                                    ---------------------------------  ----------
                                          HISTORICAL              PRO FORMA
                                    ---------------------  ----------------------
                                        1996       1995        1996        1995
                                    ----------  ---------  ----------  ----------
Income before income taxes
 minority interest, and
 extraordinary loss                   $103,308    $54,744    $158,946    $317,134
Plus: Fixed Charges                     15,696     11,089      34,319      72,669
Less: Capitalized interest                (420)        --        (420)        (82)
                                    ----------  ---------  ----------  ----------
Earnings available to cover fixed
 charges                              $118,584    $65,833    $192,845    $389,721
                                    ==========  =========  ==========  ==========
Fixed charges (1):
 Interest, including amortization
  of deferred loan costs              $ 14,574    $10,255    $ 16,186    $ 35,579
 Capitalized interest                      420         --         420          82
 Interest portion of rental
  payments                                 702        834      17,713      37,008
                                    ----------  ---------  ----------  ----------
 Total fixed charges                  $ 15,696    $11,089    $ 34,319    $ 72,669
                                    ==========  =========  ==========  ==========
Ratio of earnings to fixed charges        7.55x      5.94x       5.62x       5.36x
                                    ==========  =========  ==========  ==========
Excess (deficiency) or earnings to
 fixed charges                        $102,888    $54,744    $158,526    $317,052
                                    ==========  =========  ==========  ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    YEARS ENDED DECEMBER 31,
                                    --------------------------------------------------------
                                                HISTORICAL
                                    ---------------------------------
                                      1995 (2)      1994       1993       1992        1991
                                    ----------  ----------  ---------  ---------  ----------
Income before income taxes
 minority interest, and
 extraordinary loss                   $134,905    $ 90,643    $60,668    $28,703    ($ 4,909)
Plus: Fixed Charges                     23,538      20,182     21,730     26,077     10,805
Less: Capitalized interest                 (82)       (246)      (440)        --         --
                                    ----------  ----------  ---------  ---------  ----------
Earnings available to cover fixed
 charges                              $158,361    $110,579    $81,958    $54,780    $ 5,896
                                    ==========  ==========  =========  =========  ==========
Fixed charges (1):
 Interest, including amortization
  of deferred loan costs              $ 21,789    $ 18,685    $20,234    $25,117    $10,118
 Capitalized interest                       82         246        440         --         --
 Interest portion of rental
  payments                               1,667       1,251      1,056        960        687
                                    ----------  ----------  ---------  ---------  ----------
 Total fixed charges                  $ 23,538    $ 20,182    $21,730    $26,077    $10,805
                                    ==========  ==========  =========  =========  ==========
Ratio of earnings to fixed charges        6.73x       5.48x      3.77x      2.10x          *
                                    ==========  ==========  =========  =========  ==========
Excess (deficiency) or earnings to
 fixed charges                        $134,823    $ 90,397    $60,228    $28,703    ($4,909)
                                    ==========  ==========  =========  =========  ==========

(1) Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

(2) Certain reclassifications have been made to conform to the current years presentation.